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                                                                      EXHIBIT 21

                                  SUBSIDIARIES

         The Company was incorporated in Texas in 1973. The following is a listing of significant subsidiaries of the Company as of March 10, 1995:

                                                                                                   % Voting
                                                                                                  Securities
                                                                      Jurisdiction of            or Beneficial
           Name of Subsidiary                                          Incorporation            Interest Owned
                                                                      or Organization           by the Company
-----------------------------------------------------------------------------------------------------------------------------
 Alaska Pipeline Company                                                   Alaska                    100%

 Cavallo Pipeline Company                                                  Texas                      50%
   (partnership)

 Houston Oil & Minerals Corporation                                        Nevada                    100%

 Seagull Energy Canada Holding Company                                    Wyoming                    100%

 Seagull Energy Canada Ltd.                                           Alberta, Canada                100%

 Seagull Energy E&P Inc.                                                  Delaware                   100%

 Seagull Industrial Pipeline Company                                       Texas                     100%

 Seagull Marketing Services, Inc.                                          Texas                     100%

 Seagull Midcon Inc.                                                      Delaware                   100%

 Seagull Mid-South Inc.                                                   Delaware                   100%

 Seagull Natural Gas Company                                              Delaware                   100%

 Seagull Pipeline & Marketing                                             Delaware                   100%

 Seagull Processing Company                                               Delaware                   100%

 Wacker Oil Inc.                                                          Delaware                   100%
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